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                                                                     EXHIBIT 5.1

                                 June 19, 1996


RedFed Bancorp Inc.
300 E. State Street
Redlands, California 92373



Ladies and Gentlemen:

     You have requested this opinion in connection with the offering (the "Offering") by RedFed Bancorp Inc., a Delaware corporation (the "Company"), of
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up to 2,990,000 shares of its common stock, par value $0.01 per share (the
"Common Stock"). Capitalized terms used but not otherwise defined herein shall
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have the meanings ascribed to them in the Registration Statement (as defined below).

     In connection with your request, you have provided us with and we have reviewed: (i) the Company's Certificate of Incorporation, as amended through the date hereof, (ii) the Company's Bylaws, as amended through the date hereof,
(iii) the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on June 20, 1996 (the "Registration Statement"), including
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the form of prospectus to be used in connection with the Offering (the
"Prospectus") and (iv) resolutions of the Board of Directors of the Company
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concerning the Offering.

     Subject to (i) the effectiveness of the Registration Statement under the Securities Act of 1933, (ii) the due execution, registration and delivery of the certificates evidencing the Common Stock and (iii) the Board of Directors having taken all necessary action to approve the specific price and other terms of the Common Stock to be issued, we are of the opinion that the Common Stock to be issued by the Company will, when issued and paid for in the manner provided in the Registration Statement, be legally issued, fully paid and non-assessable.
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RedFed Bancorp Inc.
June 20, 1996
Page 2



     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus.

     Our opinions expressed herein are limited to the Delaware General Corporation Law as in effect on the date hereof, and we do not express any opinion herein concerning or arising under any other law.


                                    MAYER, BROWN & PLATT